Exhibit 99.1

Tenet Reports Adjusted EBITDA of $459 Million

for the Quarter Ended September 30, 2014

Raises 2014 Adjusted EBITDA Outlook to $1.90 to $1.95 Billion

DALLAS — November 3, 2014 — Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA for the third quarter ended September 30, 2014 of $459 million, an increase of $171 million, or 59.4 percent, compared to $288 million as reported in the third quarter of 2013. The increase in adjusted EBITDA on a pro forma basis is $47 million, or 11.4 percent compared to pro forma adjusted EBITDA of $412 million in the third quarter of 2013.  Pro forma operating metrics are defined as including both Tenet and Vanguard legacy facilities in both reporting periods.  Excluding the EBITDA impact of the California Provider Fee Program, incremental Texas Medicaid supplemental revenues in the third quarter of 2013, and healthcare information technology incentives from both periods would have resulted in a pro forma adjusted EBITDA increase of $103 million, or 25.0 percent.

“We achieved another quarter of strong performance across every dimension of our business,” said Trevor Fetter, president and chief executive officer.  “The growth strategies we have developed and the investments we have made drove record volume increases in inpatient admissions, commercial admissions, outpatient visits, surgeries, and emergency department visits.  From a geographic standpoint, we delivered increases in adjusted admissions in every one of the 14 states in which we operate acute care hospitals.  We exerted strong expense management to convert this robust volume growth into an EBITDA performance that exceeded our Outlook.”

Mr. Fetter continued, “We drove an accelerating contribution in the third quarter from healthcare reform, with sequentially higher declines in uncompensated care and increases in Medicaid volume.  Importantly, more than 60 percent of our volume growth in the quarter was unrelated to reform, highlighting the impact of our growth strategies including our faster growing, higher margin, capital light businesses.  Finally, we continue to be pleased with the progress of the Vanguard integration, which is exceeding our expectations.”

Discussion of Results  (Percentage changes in operating metrics compare Q3’14 to Q3’13 on a same-hospital pro forma basis unless otherwise noted.  Pro forma operating metrics are defined as including both Tenet and Vanguard legacy hospitals in both reporting periods.)

Tenet drove same-hospital pro forma growth in admissions and adjusted admissions of 3.9 percent and 4.9 percent, respectively, compared to the third quarter of 2013.  This admissions growth was even stronger than the 2.8 percent and 4.0 percent respective growth rates for admissions and adjusted admissions achieved in the second quarter.  The growth trend in commercial admissions continued to strengthen in the third quarter outperforming the strong commercial growth generated in the second quarter of this year and again achieved the strongest same-hospital commercial quarterly growth in more than a decade.  Paying admissions increased by 6.1 percent. Surgeries grew by 9.8 percent and emergency department visits grew by 5.1 percent.  The impact of the Affordable Care Act is estimated to have contributed approximately 40 percent of this volume growth while 60 percent of the growth was related to our investments in service line development, enhanced physician alignment, incremental gains in market share, and higher healthcare utilization.

Outpatient visits increased by 8.5 percent.  Approximately 90 percent of the Company’s outpatient growth was organic.

Payer mix continued to improve in the quarter. In the five states that expanded Medicaid eligibility under the Affordable Care Act, Tenet achieved a decline in uninsured plus charity admissions of 2,603 admissions, or 59.3 percent, and an increase in Medicaid admissions of 5,050 admissions, or 23.8 percent.  Uninsured plus charity outpatient visits declined by 28,098 visits, or 37.2 percent, and Medicaid outpatient visits grew by 81,995 visits, or 32.3 percent, in these same five states.  Across the entire company, including those states that did not expand Medicaid, uninsured plus charity admissions declined by 3,383 admissions, or 23.9 percent, while Medicaid admissions increased by 5,748 admissions, or 11.4 percent.  Charity and uninsured outpatient visits declined by 30,168 visits, or 15.4 percent and Medicaid outpatient visits increased by 95,911 visits, or 20.6 percent.

Exchange volumes continued to grow rising to 3,395 admissions and 29,918 outpatient visits in the third quarter.  On a sequential quarter basis, these exchange volumes were 22.8 percent and 24.5 percent higher, respectively, than the exchange admissions and outpatient visits in the second quarter of 2014.

Net operating revenues, after provision for doubtful accounts, were $4.179 billion, an increase of $238 million, or 6.0 percent, compared to pro forma net operating revenues of $3.941 billion in the third quarter of 2013.  These revenue increases primarily reflect volume growth, improved terms in commercial managed care contracts, and growth in the company’s Conifer services businesses.  These growth drivers were partially offset by a decline of approximately $89 million in health plan revenues primarily due to a reduction of covered lives under a contract with the Arizona Medicaid program, and the absence of revenue from the California Provider Fee program in the third quarter of 2014 compared to $19 million in the third quarter of 2013.  Excluding the impact of the California Provider Fee program, patient revenue net of bad debt expense per adjusted admission increased by 2.5 percent.  Commercial managed care revenue increased 6.2 percent per admission and 2.5 percent per outpatient visit.  The smaller increase in outpatient pricing reflects the growth in our urgent care centers, which generate lower revenues and costs per patient encounter.

Selected operating expenses for hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, decreased by 0.5 percent per adjusted admission.  The selected operating expense metric for hospital operations excludes the Company’s Conifer services business, health plans, and a provider network in Southern California.  Excluding incremental expenses related to increased physician employment, selected operating expenses per adjusted admission declined by 1.4 percent.  These favorable operating expense metrics reflect the realization of Vanguard cost synergies, Tenet’s innovative Performance Excellence Program, and the favorable impact of operating leverage related to volume growth.  Electronic health records incentives recorded in the third quarter of 2014 were $5 million, a $12 million decrease compared to the $17 million recognized in the third quarter of 2013 due to the timing of when certain of the Company’s hospitals achieved meaningful use criteria.  These incentive payments are not included in the definition of selected operating expenses.

Bad debt expense declined by $166 million, or 40.0 percent, to $249 million in the third quarter of 2014 on a pro forma basis.  The decrease in bad debt expense was primarily attributable to a decline in uninsured revenues.  Bad debt expense was 5.6 percent of revenues before bad debts, a decrease of 390 basis points compared to 9.5 percent in the third quarter of 2013.  This was an incremental sequential quarter improvement of 170 basis points as compared to the 7.3 percent bad debt ratio reported in the second quarter of 2014.

Conifer reported Adjusted EBITDA of $47 million, an increase of $11 million, or 30.6 percent, compared to $36 million in the third quarter of 2013.  Conifer’s revenues were $296 million in the third quarter of 2014, an increase of $71 million, or 31.6 percent, compared to $225 million in the third quarter of 2013.

Income from continuing operations in the third quarter of 2014 was $36 million after-tax, or $0.36 per diluted share, excluding $26 million in after-tax impairments, restructuring charges, acquisition-related costs, litigation and investigation costs and loss on debt extinguishment.  Income from continuing operations in the third quarter of 2013 was $46 million, or $0.45 per diluted share, excluding the comparable items which totaled $13 million after-tax.

Net income attributable to common shareholders in the third quarter of 2014 was $9 million after-tax, or $0.09 per share, compared to $28 million after-tax, or $0.27 per share, in the third quarter of 2013.  The third quarter of 2014 included a $95 million increase in pre-tax interest expense compared to the third quarter of 2013.  This increased interest expense is substantially due to the $4.6 billion of financing related to the Vanguard acquisition and $200 million used to finance share repurchases since June 30, 2013.

Cash and cash equivalents were $200 million at September 30, 2014 compared to $406 million at June 30, 2014.  Approximately $190 million of net revenues related to the California Provider Fee program, the Texas Medicaid disproportionate share funding, and the Texas uncompensated care 1115 Waiver programs had not been received by the Company as of September 30, 2014.  Accounts receivable days were 49.3 days at September 30, 2014 compared to 48.9 days at June 30, 2014.

Outlook for 2014 Adjusted EBITDA

The Outlook range for 2014 Adjusted EBITDA is in a range of $1.90 to $1.95 billion, a $25 million mid-point increase as compared to the Company’s prior Outlook of $1.85 to $1.95 billion. Based on this Outlook for 2014 Adjusted EBITDA, the Outlook for 2014 earnings per share is in a range of $1.26 to $1.78 per share.  This Outlook assumes the California Provider Fee Program is approved by December 31, 2014, which would result in the recognition of $140 million of revenues in the fourth quarter.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2014 results on a webcast scheduled for 10:00 a.m. (ET) on November 4, 2014.  Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors.  A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast.  This press release includes certain non-GAAP measures, such as Adjusted EBITDA.  A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a national, diversified healthcare services company with more than 105,000 employees united around a common mission: to help people live happier, healthier lives. The company operates 80 hospitals, more than 200 outpatient centers, six health plans and Conifer Health Solutions, a leading provider of healthcare business process services in the areas of revenue cycle management, value based care and patient communications. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Steven Campanini 469-893-2640 mediarelations@tenethealth.com	Investor Relations Thomas Rice 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
(Dollars in millions except per share amounts)	2014	%	2013	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,428		$2,618		69.1%
Less: Provision for doubtful accounts	249		210		18.6%
Net operating revenues	4,179	100.0%	2,408	100.0%	73.5%
Operating expenses:
Salaries, wages and benefits	2,028	48.5%	1,172	48.7%	73.0%
Supplies	665	15.9%	387	16.1%	71.8%
Other operating expenses, net	1,032	24.7%	575	24.0%	79.5%
Electronic health record incentives	(5)	(0.1)%	(14)	(0.6)%	(64.3)%
Depreciation and amortization	207	5.0%	119	4.9%	73.9%
Impairment and restructuring charges, and acquisition-related costs	37	0.9%	20	0.8%
Litigation and investigation costs	4	0.1%	1	—%
Operating income	211	5.0%	148	6.1%
Interest expense	(186)		(91)
Loss from early extinguishment of debt	(24)		—
Income from continuing operations, before income taxes	1		57
Income tax benefit (expense)	18		(16)
Income from continuing operations, before discontinued operations	19		41
Discontinued operations:
Loss from operations	(2)		(8)
Litigation and investigation costs	—		(2)
Income tax benefit	1		5
Net loss from discontinued operations	(1)		(5)
Net income	18		36
Less: Net income attributable to noncontrolling interests	9		8
Net Income attributable to Tenet Healthcare Corporation common shareholders	$9		$28

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$10		$33
Loss from discontinued operations, net of tax	(1)		(5)
Net income attributable to Tenet Healthcare Corporation common shareholders	$9		$28

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.10		$0.33
Discontinued operations	(0.01)		(0.05)
	$0.09		$0.28
Diluted
Continuing operations	$0.10		$0.32
Discontinued operations	(0.01)		(0.05)
	$0.09		$0.27
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,036		100,894
Diluted	100,926		103,098

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions except per share amounts)	2014	%	2013	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$13,096		$7,841		67.0%
Less: Provision for doubtful accounts	949		624		52.1%
Net operating revenues	12,147	100.0%	7,217	100.0%	68.3%
Operating expenses:
Salaries, wages and benefits	5,905	48.6%	3,499	48.5%	68.8%
Supplies	1,942	16.0%	1,158	16.0%	67.7%
Other operating expenses, net	3,066	25.3%	1,710	23.8%	79.3%
Electronic health record incentives	(72)	(0.6)%	(48)	(0.7)%	50.0%
Depreciation and amortization	609	5.0%	354	4.9%	72.0%
Impairment and restructuring charges, and acquisition-related costs	90	0.7%	45	0.6%
Litigation and investigation costs	19	0.2%	3	—%
Operating income	588	4.8%	496	6.9%
Interest expense	(558)		(292)
Loss from early extinguishment of debt	(24)		(348)
Investment earnings	—		1
Income (loss) from continuing operations, before income taxes	6		(143)
Income tax benefit	11		57
Net income (loss) from continuing operations, before discontinued operations	17		(86)
Discontinued operations:
Loss from operations	(17)		(5)
Litigation and investigation costs	(18)		(2)
Income tax benefit	13		3
Loss from discontinued operations	(22)		(4)
Net loss	(5)		(90)
Less: Net income attributable to noncontrolling interests	44		20
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(49)		$(110)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(27)		$(106)
Loss from discontinued operations, net of tax	(22)		(4)
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(49)		$(110)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.27)		$(1.03)
Discontinued operations	(0.23)		(0.04)
	$(0.50)		$(1.07)
Diluted
Continuing operations	$(0.27)		$(1.03)
Discontinued operations	(0.23)		(0.04)
	$(0.50)		$(1.07)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,625		102,669
Diluted*	97,625		102,669

*Had we generated income from continuing operations available to shareholders in the nine months ended September 30, 2014 and 2013, the effect (in thousands) of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase in shares of 2,332 and 2,256 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$200	$113
Accounts receivable, less allowance for doubtful accounts	2,238	1,890
Inventories of supplies, at cost	270	260
Income tax receivable	22	—
Current portion of deferred income taxes	725	692
Other current assets	746	737
Total current assets	4,201	3,692
Investments and other assets	366	357
Deferred income taxes, net of current portion	100	148
Property and equipment, at cost, less accumulated depreciation and amortization	7,749	7,582
Goodwill	3,705	3,566
Other intangible assets, at cost, less accumulated amortization	1,191	1,105
Total assets	$17,312	$16,450

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$98	$153
Accounts payable	1,068	1,085
Accrued compensation and benefits	735	622
Professional and general liability reserves	175	156
Accrued interest payable	265	198
Other current liabilities	804	879
Total current liabilities	3,145	3,093
Long-term debt, net of current portion	11,455	10,696
Professional and general liability reserves	525	555
Defined benefit plan obligations	381	398
Other long-term liabilities	544	490
Total liabilities	16,050	15,232
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	396	340
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,597	4,572
Accumulated other comprehensive loss	(20)	(24)
Accumulated deficit	(1,471)	(1,422)
Common stock in treasury, at cost	(2,378)	(2,378)
Total shareholders’ equity	735	755
Noncontrolling interests	131	123
Total equity	866	878
Total liabilities and equity	$17,312	$16,450

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Month Ended September 30,
(Dollars in millions)	2014	2013
Net loss	$(5)	$(90)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	609	354
Provision for doubtful accounts	949	624
Deferred income tax benefit	(22)	(60)
Stock-based compensation expense	41	26
Impairment and restructuring charges, and acquisition-related costs	90	45
Litigation and investigation costs	19	3
Loss from early extinguishment of debt	24	348
Amortization of debt discount and debt issuance costs	21	12
Pre-tax income from discontinued operations	35	7
Other items, net	(16)	(19)
Changes in cash from operating assets and liabilities:
Accounts receivable	(1,309)	(662)
Inventories and other current assets	12	(159)
Income taxes	(7)	(5)
Accounts payable, accrued expenses and other current liabilities	120	(44)
Other long-term liabilities	38	(5)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(115)	(36)
Net cash used in operating activities from discontinued operations, excluding income taxes	(16)	(5)
Net cash provided by operating activities	468	334
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(734)	(398)
Purchases of businesses or joint venture interests, net of cash acquired	(185)	(142)
Proceeds from sales of facilities and other assets — discontinued operations	4	11
Proceeds from sales of marketable securities, long-term investments and other assets	2	6
Other long-term assets	(4)	11
Other items, net	3	3
Net cash used in investing activities	(914)	(509)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,965)	(1,001)
Proceeds from borrowings under credit facility	1,560	1,211
Repayments of other borrowings	(655)	(1,987)
Proceeds from other borrowings	1,608	1,907
Deferred debt issuance costs	(26)	(31)
Repurchases of common stock	—	(300)
Distributions paid to noncontrolling interests	(30)	(18)
Contributions from noncontrolling interests	15	98
Proceeds from exercise of stock options	23	22
Other items, net	3	(8)
Net cash provided by (used in) financing activities	533	(107)
Net increase (decrease) in cash and cash equivalents	87	(282)
Cash and cash equivalents at beginning of period	113	364
Cash and cash equivalents at end of period	$200	$82
Supplemental disclosures:
Interest paid, net of capitalized interest	$(487)	$(295)
Income tax payments, net	$(5)	$(5)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended September 30,			Nine Months Ended September 30,
per admission and per visit amounts)	2014	2013	Change	2014	2013	Change

Net inpatient revenues	$1,602	$1,502	6.7%	$4,711	$4,580	2.9%
Net outpatient revenues	$924	$845	9.3%	$2,710	$2,502	8.3%

Number of acute care hospitals (at end of period)	49	49	— *	49	49	— *
Licensed beds (at end of period)	13,231	13,180	0.4%	13,231	13,180	0.4%
Average licensed beds	13,231	13,180	0.4%	13,202	13,180	0.2%
Utilization of licensed beds	48.9%	47.0%	1.9%*	49.5%	48.4%	1.1%*
Patient days — total	594,664	569,833	4.4%	1,783,957	1,740,508	2.5%
Adjusted patient days	962,054	912,483	5.4%	2,859,601	2,762,043	3.5%
Net inpatient revenue per patient day	$2,694	$2,636	2.2%	$2,641	$2,631	0.4.%
Total admissions	127,118	121,569	4.6%	376,289	368,220	2.2%
Adjusted patient admissions	208,229	196,761	5.8%	609,721	589,866	3.4%
Charity and uninsured admissions	8,538	8,809	(3.1)%	24,844	26,243	(5.3)%
Net inpatient revenue per admission	$12,602	$12,355	2.0%	$12,520	$12,438	0.7%
Average length of stay (days)	4.68	4.69	(0.2)%	4.74	4.73	0.2%
Total surgeries	127,042	111,055	14.4%	365,928	321,137	13.9%
Admissions through emergency department	80,328	75,512	6.4%	241,767	231,328	4.5%
Emergency department visits	433,174	400,345	8.2%	1,280,225	1,202,125	6.5%
Total emergency department admissions and visits	513,502	475,857	7.9%	1,521,992	1,433,453	6.2%
Outpatient visits	1,155,852	1,071,421	7.9%	3,377,121	3,198,922	5.6%
Charity and uninsured outpatient visits	113,216	114,550	(1.2)%	333,748	339,123	(1.6)%
Net outpatient revenue per visit	$799	$789	1.3%	$802	$782	2.6%
Net patient revenue per adjusted patient admission	$12,131	$11,928	1.7%	$12,171	$12,006	1.4%

Net Patient Revenues from:
Medicare	20.3%	21.3%	(1.0)%*	21.2%	21.8%	(0.6)%*
Medicaid	7.4%	8.8%	(1.4)%*	7.3%	8.9%	(1.6)%*
Managed care	63.1%	58.8%	4.3%*	61.4%	58.2%	3.2%*
Indemnity, self-pay and other	9.2%	11.1%	(1.9)%*	10.1%	11.1%	(1.0)%*

*                 This change is the difference between the 2014 and 2013 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended September 30,			Nine Months Ended September 30,
per admission and per visit amounts)	2014	2013	Change	2014	2013	Change

Net inpatient revenues	$2,463	$1,502	64.0%	$7,296	$4,580	59.3%
Net outpatient revenues	$1,441	$845	70.5%	$4,235	$2,502	69.3%

Number of acute care hospitals (at end of period)	80	49	31 *	80	49	31 *
Licensed beds (at end of period)	20,762	13,180	57.5%	20,762	13,180	57.5%
Average licensed beds	20,692	13,180	57.0%	20,439	13,180	55.1%
Utilization of licensed beds	48.4%	47.0%	1.4%*	49.4%	48.4%	1.0%*
Patient days — total	921,228	569,833	61.7%	2,757,485	1,740,508	58.4%
Adjusted patient days	1,574,346	912,483	72.5%	4,663,406	2,762,043	68.8%
Net inpatient revenue per patient day	$2,674	$2,636	1.4%	$2,646	$2,631	0.6%
Total admissions	199,914	121,569	64.4%	588,828	368,220	59.9%
Adjusted patient admissions	345,787	196,761	75.7%	1,007,106	589,866	70.7%
Charity and uninsured admissions	10,990	8,809	24.8%	34,447	26,243	31.3%
Net inpatient revenue per admission	$12,320	$12,355	(0.3)%	$12,391	$12,438	(0.4)%
Average length of stay (days)	4.61	4.69	(1.7)%	4.68	4.73	(1.1)%
Total surgeries	178,439	111,055	60.7%	514,385	321,137	60.2%
Admissions through emergency department	123,147	75,512	63.1%	367,834	231,328	59.0%
Emergency department visits	719,835	400,345	79.8%	2,086,846	1,202,125	73.6%
Total emergency department admissions and visits	842,982	475,857	77.2%	2,454,680	1,433,453	71.2%
Outpatient visits	2,125,002	1,071,421	98.3%	6,138,740	3,198,922	91.9%
Charity and uninsured outpatient visits	170,022	114,550	48.4%	505,036	339,123	48.9%
Net outpatient revenue per visit	$678	$789	(14.1)%	$690	$782	(11.2)%
Net patient revenue per adjusted patient admission	$11,290	$11,928	(5.3)%	$11,450	$12,006	(4.6)%

Net Patient Revenues from:
Medicare	21.5%	21.3%	0.2%*	22.2%	21.8%	0.4%*
Medicaid	8.7%	8.8%	(0.1)%*	8.8%	8.9%	(0.1)%*
Managed care	60.7%	58.8%	1.9%*	58.8%	58.2%	0.6%*
Indemnity, self-pay and other	9.1%	11.1%	(2.0)%*	10.2%	11.1%	(0.9)%*

*                 This change is the difference between the 2014 and 2013 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in millions except per share amounts)	03/31/14	06/30/14	09/30/14	09/30/14
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,306	$4,362	$4,428	$13,096
Less: Provision for doubtful accounts	380	320	249	949
Net operating revenues	3,926	4,042	4,179	12,147
Operating expenses:
Salaries, wages and benefits	1,921	1,956	2,028	5,905
Supplies	628	649	665	1,942
Other operating expenses, net	999	1,035	1,032	3,066
Electronic health record incentives	(9)	(58)	(5)	(72)
Depreciation and amortization	193	209	207	609
Impairment and restructuring charges, and acquisition-related costs	21	32	37	90
Litigation and investigation costs	3	12	4	19
Operating income	170	207	211	588
Interest expense	(182)	(190)	(186)	(558)
Loss from early extinguishment of debt	—	—	(24)	(24)
Income (loss) from continuing operations, before income taxes	(12)	17	1	6
Income tax benefit (expense)	1	(8)	18	11
Income (loss) from continuing operations, before discontinued operations	(11)	9	19	17
Discontinued operations:
Loss from operations	(8)	(7)	(2)	(17)
Litigation and investigation costs	—	(18)	—	(18)
Income tax benefit	3	9	1	13
Net loss from discontinued operations	(5)	(16)	(1)	(22)
Net income (loss)	(16)	(7)	18	(5)
Less: Net income attributable to noncontrolling interests	16	19	9	44
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(32)	$(26)	$9	$(49)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(27)	$(10)	$10	$(27)
Loss from discontinued operations, net of tax	(5)	(16)	(1)	(22)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(32)	$(26)	$9	$(49)

Net income (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.28)	$(0.11)	$0.10	$(0.27)
Discontinued operations	(0.05)	(0.16)	(0.01)	(0.23)
	$(0.33)	$(0.27)	$0.09	$(0.50)
Diluted
Continuing operations	$(0.28)	$(0.11)	$0.10	$(0.27)
Discontinued operations	(0.05)	(0.16)	(0.01)	(0.23)
	$(0.33)	$(0.27)	$0.09	$(0.50)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,161	97,677	98,036	97,625
Diluted	97,161	97,677	100,926	97,625

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient days,	Three Months Ended			Nine Months Ended
per admission and per visit amounts)	03/31/14	06/30/14	09/30/14	09/30/14

Net inpatient revenues	$1,569	$1,540	$1,602	$4,711
Net outpatient revenues	$859	$927	$924	$2,710

Number of acute care hospitals (at end of period)	49	49	49	49
Licensed beds (at end of period)	13,178	13,231	13,231	13,231
Average licensed beds	13,178	13,196	13,231	13,202
Utilization of licensed beds	51.0%	48.7%	48.9%	49.5%
Patient days — total	605,042	584,251	594,664	1,783,957
Adjusted patient days	949,403	948,144	962,054	2,859,601
Net inpatient revenue per patient day	$2,593	$2,636	$2,694	$2,641
Total admissions	124,451	124,720	127,118	376,289
Adjusted patient admissions	196,855	204,637	208,229	609,721
Charity and uninsured admissions	8,387	7,919	8,538	24,844
Net inpatient revenue per admission	$12,607	$12,348	$12,602	$12,520
Average length of stay (days)	4.86	4.68	4.68	4.74
Total surgeries	114,734	124,152	127,042	365,928
Admissions through emergency department	80,910	80,529	80,328	241,767
Emergency department visits	414,193	432,858	433,174	1,280,225
Total emergency department admissions and visits	495,103	513,387	513,502	1,521,992
Outpatient visits	1,080,674	1,140,595	1,155,852	3,377,121
Charity and uninsured outpatient visits	111,857	108,675	113,216	333,748
Net outpatient revenue per visit	$795	$813	$799	$802
Net patient revenue per adjusted patient admission	$12,334	$12,055	$12,131	$12,171

Net Patient Revenues from:
Medicare	22.0%	21.3%	20.3%	21.2%
Medicaid	7.4%	7.2%	7.4%	7.3%
Managed care	59.5%	61.7%	63.1%	61.4%
Indemnity, self-pay and other	11.1%	9.8%	9.2%	10.1%

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient days,	Three Months Ended			Nine Months Ended
per admission and per visit amounts)	03/31/14	06/30/14	09/30/14	09/30/14

Net inpatient revenues	$2,440	$2,393	$2,463	$7,296
Net outpatient revenues	$1,346	$1,448	$1,441	$4,235

Number of acute care hospitals (at end of period)	77	79	80	80
Licensed beds (at end of period)	20,279	20,553	20,762	20,762
Average licensed beds	20,263	20,370	20,692	20,439
Utilization of licensed beds	51.0%	48.9%	48.4%	49.4%
Patient days — total	929,164	907,093	921,228	2,757,485
Adjusted patient days	1,525,379	1,563,681	1,574,346	4,663,406
Net inpatient revenue per patient day	$2,626	$2,638	$2,674	$2,646
Total admissions	194,273	194,641	199,914	588,828
Adjusted patient admissions	323,810	337,509	345,787	1,007,106
Charity and uninsured admissions	12,530	10,927	10,990	34,447
Net inpatient revenue per admission	$12,560	$12,294	$12,320	$12,391
Average length of stay (days)	4.78	4.66	4.61	4.68
Total surgeries	162,282	173,664	178,439	514,385
Admissions through emergency department	122,601	122,086	123,147	367,834
Emergency department visits	665,002	702,009	719,835	2,086,846
Total emergency department admissions and visits	787,603	824,095	842,982	2,454,680
Outpatient visits	1,947,687	2,066,051	2,125,002	6,138,740
Charity and uninsured outpatient visits	165,248	169,766	170,022	505,036
Net outpatient revenue per visit	$691	$701	$678	$690
Net patient revenue per adjusted patient admission	$11,692	$11,380	$11,290	$11,450

Net Patient Revenues from:
Medicare	22.6%	22.5%	21.5%	22.2%
Medicaid	7.7%	9.9%	8.7%	8.8%
Managed care	57.8%	58.0%	60.7%	58.8%
Indemnity, self-pay and other	11.9%	9.6%	9.1%	10.2%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Hospital Operations and other	$16,988	$16,194
Conifer	324	256
Total	$17,312	$16,450

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Capital expenditures:
Hospital Operations and other	$207	$139	$717	$387
Conifer	4	3	17	11
Total	$211	$142	$734	$398

Net operating revenues:
Hospital Operations and other	$4,031	$2,275	$11,707	$6,840
Conifer
Tenet	148	92	426	278
Other customers	148	133	440	377
	4,327	2,500	12,573	7,495
Intercompany eliminations	(148)	(92)	(426)	(278)
Total	$4,179	$2,408	$12,147	$7,217

Adjusted EBITDA:
Hospital Operations and other	$412	$252	$1,167	$802
Conifer	47	36	139	96
Total	$459	$288	$1,306	$898

Depreciation and amortization:
Hospital Operations and other	$202	$114	$594	$339
Conifer	5	5	15	15
Total	$207	$119	$609	$354

Adjusted EBITDA	$459	$288	$1,306	$898
Depreciation and amortization	(207)	(119)	(609)	(354)
Impairments and restructuring charges, and acquisition-related costs	(37)	(20)	(90)	(45)
Litigation and investigation costs	(4)	(1)	(19)	(3)
Interest expense	(186)	(91)	(558)	(292)
Loss from early extinguishment of debt	(24)	—	(24)	(348)
Investment earnings	—	—	—	1
Income (loss) from continuing operations before income taxes	$1	$57	$6	$(143)

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and nine months ended September 30, 2014 and 2013.

For certain pro financial information of the Company as if the Vanguard acquisition had occurred at January 1, 2013, see Note 14 of the notes to the condensed consolidated financial statements in the Company’s Form 10-Q for the quarterly period ended September 30, 2014.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2014	2013	2014	2013
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$9	$28	$(49)	$(110)
Less: Net (income) attributable to noncontrolling interests	(9)	(8)	(44)	(20)
Loss from discontinued operations, net of tax	(1)	(5)	(22)	(4)
Income (loss) from continuing operations	19	41	17	(86)
Income tax benefit (expense)	18	(16)	11	57
Investment earnings	—	—	—	1
Loss from early extinguishment of debt	(24)	—	(24)	(348)
Interest expense	(186)	(91)	(558)	(292)
Operating income	211	148	588	496
Litigation and investigation costs	(4)	(1)	(19)	(3)
Impairment and restructuring charges, and acquisition-related costs	(37)	(20)	(90)	(45)
Depreciation and amortization	(207)	(119)	(609)	(354)
Adjusted EBITDA	$459	$288	$1,306	$898

Net operating revenues	$4,179	$2,408	$12,147	$7,217

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.0%	12.0%	10.8%	12.4%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2014	2013	2014	2013
Net cash provided by operating activities	$221	$206	$468	$334
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(31)	(17)	(115)	(36)
Net cash provided by (used in) operating activities from discontinued operations	(4)	2	(16)	(5)
Adjusted net cash provided by operating activities — continuing operations	256	221	599	375
Purchases of property and equipment — continuing operations	(211)	(142)	(734)	(398)
Adjusted free cash flow — continuing operations	$45	$79	$(135)	$(23)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions)	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$23	$85
Less: Net (income) attributable to noncontrolling interests	(65)	(55)
Loss from discontinued operations, net of tax	(35)	(25)
Income from continuing operations	$123	$165)
Income tax (expense) (a)	(59)	(87)
Income from continuing operations, before income taxes	$182	$252
Loss from early extinguishment of debt	(24)	(24)
Interest expense, net	(755)	(745)
Operating income	$961	$1,021
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(b)	(109)	(109)
Depreciation and amortization	(830)	(820)
Adjusted EBITDA	$1,900	$1,950

Net operating revenues	$16,400	$16,600

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.6%	11.7%

(a)         Uses a tax rate of 40% excluding unusual adjustments for unreported periods

(b)         Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs and settlements

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions)	Low	High
Adjusted EBITDA	$1,900	$1,950
Depreciation and amortization	(830)	(820)
Interest expense, net	(755)	(745)
Income from continuing operations before income taxes	$315	$385
Income tax expense (a)	(124)	(152)
Normalized income (loss) from continuing operations	$191	$233
Net (income) attributable to noncontrolling interests	(65)	(55)
Net income (loss) attributable to common shareholders	$126	$178

Fully diluted weighted average share outstanding (in millions)	100	100

Normalized fully diluted earnings per share — continuing operations	$1.26	$1.78

(a)         Uses a tax rate of 40% excluding unusual adjustments for unreported periods

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December

	2014
(Dollars in millions)	Low	High
Net cash provided by operating activities	$910	$970
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(115)	(115)
Net cash used in operating activities from discontinued operations	(25)	(15)
Adjusted net cash provided by operating activities — continuing operations	$1,050	$1,100
Purchases of property and equipment — continuing operations	(1,000)	(900)
Adjusted free cash flow — continuing operations	$50	$200

(a)         Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs and settlements